                                                                    EXHIBIT j(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 12, 2001, relating to the financial statements and financial highlights of AIM Summit Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.




/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 21, 2002